UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) June 28, 2004

Xten Networks, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-50346
(Commission File Number)

20-0004161
(IRS Employer Identification No.)

Suite 320, 5201 Great America Parkway, Santa Clara, CA 95056
(Address of principal executive offices and Zip Code)

(408) 876-4346
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Item 9. Regulation FD Disclosure

Xten has signed an agreement with a top-ten U.S. Internet Service Provider to provide Xten softphones to their customers on the ISPs' new VoIP network. It is expected that the new VoIP network and the Xten softphones will be available to customers commencing in August/September of 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTEN NETWORKS INC.

/s/ Mark Bruk
By: Mark Bruk
Chief Executive Officer, Secretary, Treasurer and Director
Date: June 28, 2004